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                                                                    Exhibit 23.3

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                                                                             IDC
                                                                  5 Speen Street
                                                            Framingham, MA 01701
                                                                  (508) 872-8200
                                                                     www.idc.com


                                Disclosure Form

IDC grants UBS Securities LLC permission to have Aspect Communications Corporation include the following statement in its Registration Statement on Form S-3 and to include this consent as an exhibit thereto.

"According to a November 2003 IDC report, available for purchase from IDC for a fee of $3,500, the offshore component of IT services in the U.S. could rise from 5% to 23% by 2007, representing a $46 billion market and a 55% compounded annual growth rate."

It is understood by both IDC and UBS Securities LLC that the information will not be sold.

It is further understood that IDC will be credited as the source of publication. The original date of publication will also be noted.


/s/ Gigi Wang                                     4/20/04
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Gigi Wang                                         Date
Senior Vice President
IDC